FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               GULF POWER COMPANY
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             (Exact name of registrant as specified in its charter)


                MAINE                                 59-0276810
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(State of incorporation or organization)      (IRS Employer Identification No.)


500 Bayfront Parkway, Pensacola, Florida                 32501
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(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                    Name of each exchange
    Title of each class                            on which each class is
    to be so registered                              to be so registered
---------------------------------              -----------------------------

Series J 5.875% Senior Notes                       New York Stock Exchange
due April 1, 2044


Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the $35,000,000 principal amount (1,400,000 securities) of Series J 5.875% Senior Notes due April 1, 2044 (the "Series J Senior Notes") of Gulf Power Company (the "Company"). A description of the Series J Senior Notes is contained in the Registration Statement on Form S-3 of the Company, Gulf Power Capital Trust V and Gulf Power Capital Trust VI, Registration Nos. 333-104449, 333-104449-01 and 333-104449-02, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series J Senior Notes will also be included in a form of prospectus supplement previously filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

  Exhibit
  Number


     1 Registration Statement on Form S-3, filed by Gulf Power Company, Gulf Power Capital Trust V and Gulf Power Capital Trust VI (Registration Nos. 333-104449, 333-104449-01 and 333-104449-02) (incorporated herein by reference).

     4(a) Senior Note  Indenture  between Gulf Power Company and JPMorgan  Chase
          Bank (formerly known as The Chase Manhattan Bank), as trustee (designated in Gulf Power Company's Current Report on Form 8-K dated June 17, 1998, File No. 0-2429, as Exhibit 4.1 and incorporated herein by reference).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     April 8, 2004                             GULF POWER COMPANY



                                                     By /s/Wayne Boston
                                                         Wayne Boston
                                                     Assistant Secretary